Exhibit 10.30
[Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information marked with“[***]” has been omitted as it is (i) not material and (ii) is customarily and actually treated as private or confidential by the registrant.]
DATED2 July 2022
                        IAN BROWN(1)
and
                    HESTVIEW LIMITED        (2)
Service Agreement
THIS AGREEMENT is made on the
BETWEEN
(1)HESTVIEW LIMITED a company incorporated in England and Wales with company number 01100741 whose registered office is at 4 Wellington Place, Leeds, West Yorkshire,
England LS1 4AP (the “Company”) and
(2)IAN BROWN of Crossfield, Priest Lane, Mottram St Andrew, SK10 4QL (the
“Executive”).
IT IS AGREED as follows:
1.TERM AND JOB DESCRIPTION
1.1The Executive shall be employed by the Company as Chief Executive Officer, UK, and
Ireland or in such other similar capacity consistent with his status and seniority, to which he may be lawfully assigned by the Board from time to time. The Executive shall report to the
Chief Executive Officer of Flutter Entertainment plc ("Flutter") or such other person as the
Company may specify from time to time.
1.2Subject to completion of the Company's Executive pre-employment checks to the Company's satisfaction, the Employment will take effect on 5 September 2022 which shall be the date that the Executive's continuous period of employment for statutory purposes begins.
1.3Subject to clause 17.2, the Employment will continue until terminated by either party giving to the other 12 months' written notice.
1.4As part of the Executive's Employment, he agrees that the Company may undertake regular background checks, as appropriate to his systems access rights, role, or status within the
Company. The Executive's continued employment with the Company will be subject to the on-going receipt of satisfactory references and background checks. It is incumbent upon the
Executive to inform the Company if he is convicted of a criminal offence (other than a road traffic offence for which a fine or non-custodial penalty is imposed) between checks.
1.5The Executive's Employment is contingent on his continued eligibility to work in the UK.
Should the Executive's eligibility to work in the UK come to an end or be removed the
Executive shall immediately inform the Company and the Company reserves the right to terminate the Executive's Employment with immediate effect without notice and with no liability to make further payment to the Executive (other than in respect of amounts accrued at the date of termination).
2.SALARY
2.1The Executive's salary is £700,000.00 (seven hundred thousand pounds) per annum (less any statutory or agreed deductions). The salary will be reviewed annually during the Company’s
Annual Remuneration Review process. No salary review will be undertaken after notice has been given by either party to terminate the Employment. The Company is under no obligation to increase the Executive's salary following a salary review but will not decrease it.
2.2The Executive acknowledges and agrees that to the extent any tax or social security contributions (or their equivalent) ("Tax") becomes payable in any jurisdiction outside the
United Kingdom in relation to the performance of his duties, he will be solely responsible and liable for paying such Tax in full and agrees to indemnify and keep indemnified the Company against any liability that the Company may have for paying such Tax to any tax authority, and the Executive will not benefit from any tax equalisation arrangements. The Company agrees to assist the Executive, wherever possible, by facilitating the payment of any such taxes arising to any relevant taxation authority.
2.3The Executive's salary will accrue daily and will be payable in arrears in equal monthly instalments, normally on the latest working day before the 27th of each month. Each payment will be made for the period up to and including the last day of the month. The Company reserves the right to change the method/date of payment in the future.
2.4The Executive's salary will be inclusive of all fees and other remuneration to which he may be or become entitled as a statutory officer of the Company or of any other Group Company.
2.5The Company will reimburse any annual fees that the Executive pays in connection with his annual YPO membership subject to production of a receipt and the Executive not being on notice.
2.6The Executive agrees that pursuant to Part II of the Employment Rights Act 1996, the
Company has the right to deduct from his salary any amount owed to the Company or any
Group Company by the Executive, subject to the Company first informing the Executive of what amounts it proposes to deduct and why and giving the Executive reasonable opportunity to challenge the proposal.
2.7In signing this Agreement, the Executive authorises the Company to make lawful deductions from pay including:
2.7.1those required by statute.
2.7.2any specifically agreed with the Executive in writing.
2.7.3days taken more than sickness entitlement.
2.7.4days taken more than holiday entitlement; and/or
2.7.5days taken which are deemed unauthorised absence from work.
2.8The Executive acknowledges that in order to comply with UK corporate governance standards the discretionary bonus arrangements and share incentive plans operated by the Company or the Group from time to time (the “Plans”) include, or may in the future include, provisions which in certain circumstances allow for the reduction of amounts payable to the Executive and/or for the Executive to repay to the Company or other Group Company all or part of any amounts received by his pursuant to those Plans. The Executive hereby agrees to be bound by such provisions of the Plans both during and following the Employment and, without prejudice to clause 2.5 above, acknowledges the right of the Company or any other Group
Company to deduct from any amount payable to him any amount he owes to the Company or any Group Company pursuant to the Plans.
3.BONUS
3.1The Executive is eligible to participate in the Company's discretionary bonus plans operated from time to time for employees of his seniority and status.
3.2The Executive will be eligible under the terms of the Company’s Deferred-Share Incentive
Plan (the “Bonus Plan”) and subject to performance conditions being met, to receive a target bonus of 150% and a maximum bonus of 200% of his base salary from time to time, subject to a pro-rata reduction being applied to any bonus entitlement for any financial year in which the Executive was not employed by the Company for the whole of the relevant performance period including (without limitation) the year ending 31 December 2022.
3.3The Executive’s entitlement to receive a bonus and the terms and basis of any payment and deferral or bonus into shares shall be subject to the rules of the Bonus Plan and the discretion of the Remuneration Committee of the Board of Directors of Flutter (the "Remuneration
Committee"), or any authorised committee or person(s) with delegated authority. For the avoidance of doubt all bonus entitlements relate solely to the performance of duties under this
Agreement and only this Agreement. The Executive’s entitlement to receive a bonus shall be subject to the rules of the Bonus Plan.
3.4The Executive has no contractual entitlement to receive a bonus, and payment of a bonus in any year does not give rise to any obligation on the Company to make a payment in any subsequent or future year.
4.DUTIES
4.1During the Employment, the Executive will:
4.1.1diligently perform all such duties and exercise all such powers as are lawfully and properly assigned to him from time to time by the Board, whether such duties or powers relate to the Company or any other Group Company.
4.1.2comply with all directions lawfully and properly given to him by the Board.
4.1.3comply with all rules, regulations, policies and procedures, codes of conduct in force from time to time, as required by any regulatory body in relation to the business of the Company or any Group Company, or the status of the Executive or which the Company (or any Group Company) shall reasonably determine are necessary for the proper functioning of its business.
4.1.4unless prevented by sickness, injury, or other incapacity, devote the whole of his time, attention, and abilities during his Working Hours to the business of the
Company or any other Group Company for which he is required to perform duties.
4.1.5promptly provide the Board with all such information as it may require in connection with the business or affairs of the Company and of any other Group
Company for which he is required to perform duties.
4.1.6promptly disclose to the Board full details of any matters of concern that come to his attention, or of which he is aware, any acts of misconduct, wrongdoing, dishonesty, breach of any Company or Group policies or breach of any relevant regulatory rules committed, contemplated, or discussed by any member of staff, contractor or other third party.
4.1.7not knowingly do anything or omit to do anything to facilitate tax evasion or cause the Company to commit an offence under Anti-Tax Evasion Laws and immediately report to the Board any concerns or suspicions of tax evasion or other financial crime by employees, agents, suppliers, customers, and clients of the Company; and
4.1.8use his reasonable endeavours to promote the interests and reputation of the
Company and every Group Company.
4.2The Executive shall if and so long as the Company requires and without any further remuneration therefore (except as otherwise agreed) carry out duties on behalf of any Group
Company and/or act as a director or officer of the Company or any Group Company (without any additional payment). At any time at the request of the Company the Executive must resign from office as a director or officer of the Company and any Group Company.
4.3The Executive accepts that the Company may require him to perform duties for any other
Group Company whether for the whole or part of his working time. The Company will remain responsible for the payments and benefits the Executive is entitled to receive under this Agreement.
4.4The Executive accepts that the Company may transfer the Employment to any other Group
Company, provided his continuity of employment is maintained, his terms and conditions remain substantially the same and he is not materially worse off as a result.
4.5The Executive's Working Hours shall be such hours as are required in the proper performance of his duties. The Executive agrees that, in view of the Executive’s seniority and managerial duties and responsibilities, and the fact that the duration of the Executive’s working time is not measured or pre-determined or can be determined by himself such that, pursuant to
Regulation 20 of the Working Time Regulations 1998 (“WTR”), Regulations 4(1) and (2),
6(1), (2) and (7), 10(1), 11(1) and (2) and 12(1) of the WTR do not apply to the Executive.
5.LOCATION
5.1The Executive's normal place of work is from home, in Manchester, or such other location at which the Company may from time to time reasonably require the Executive to base himself.
5.2The Executive acknowledges and agrees that he will be required to travel to and work at the
Group’s headquarters in Dublin and to the Group's offices in Leeds and Hammersmith, in addition, he agrees to travel and work (both within and outside the United Kingdom) in such places as may be required for the proper performance of his duties under the Employment.
6.EXPENSES
6.1The Company will reimburse (or procure the reimbursement of) all out-of-pocket expenses properly and reasonably incurred by the Executive in the course of his Employment subject to the Executive's compliance with the Company's expenses policy in force from time to time.
7.SHARE INCENTIVE PLANS
7.1The Executive is eligible to participate in any share-based incentive plans operated by the
Company and/or the Group from time to time for employees of his seniority and status. The grant of awards under such share-based incentive plans is discretionary. The Executive has no contractual entitlement to receive an award under any such share-based incentive plans, and the grant of an award in any year does not give rise to any obligation on the Company to grant an award in any subsequent or future year.
7.2Subject to clause 7.2.3, on or as soon as reasonably practicable following the Executive commencing his employment with the Company, he will be eligible to receive the share awards more particularly described in his Offer Letter signed and dated 2 July 2022, and as summarised below:
7.2.1a Leadership Restricted Share Incentive ("LRSI") award granted under the Flutter
Entertainment plc Restricted Share Plan (the "RSP") to vest on 1 October 2025 over Flutter shares that have an aggregate market value on grant worth 150% of base salary (the "core LRSI"), subject to a Multiplier that may upon satisfaction of performance conditions increase the total number of Flutter shares held under the core LRSI award by up to an additional 0.5 times; and
7.2.2two one-off joining awards under the Flutter Entertainment plc Supplementary
Restricted Share Plan (the "Supplementary RSP"), as follows:
7.2.2.1a Restricted Share Award over Flutter shares that have an aggregate market value at the time of grant equal to £5,000,000 (five million pounds), which shall vest in four equal instalments on 1 October
2023, 1 October 2024, 1 October 2025, and 1 October 2026: and
7.2.2.2a Performance Share Award over Flutter shares that have an aggregate market value at the time of grant equal to £5,000,000 (five million pounds), which shall vest in four equal instalments on 31
March 2024, 31 March 2025, 31 March 2026 and 31 March 2027,
subject to the extent to which performance conditions have (if at all)
been satisfied at the time of vesting of each separate instalment.
7.2.3No share award shall be granted to the Executive under the RSP or
Supplementary RSP (or any other scheme or plan operated by the Company or
Flutter) unless the Executive is employed by the Company and not under notice of termination for any reason (given or received) on the proposed award grant date. The vesting of the LRSI award under the RSP and the Restricted Share
Award and Performance Share Award under the Supplementary RSP is subject to the Executive being employed by the Company on the relevant date of vesting.
All share awards shall be rounded down to the nearest whole share.
7.2.4Participation in the RSP and the Supplementary RSP and the vesting of awards under those plans is subject to the Executive agreeing to be bound by the rules of the RSP and the Supplementary RSP and the terms of the awards, as amended from time to time.
8.PENSION
8.1The Executive shall become or remain an active member of the Group Personal Pension Plan unless he opts out. During each year of the Employment, the Company shall pay a contribution equal to 10% of the Executive's base salary. Alternatively, the Executive may elect that this amount be paid directly to the Executive as a cash allowance (less any deductions required by law).
9.INSURANCE
9.1During the Employment, subject to the Executive's age or health not being such as to prevent cover being obtained without exceptional conditions or unusually high premiums, the
Company will:
9.1.1pay for the benefit of the Executive, his spouse or civil partner and any dependent children under the age of 18 subscriptions to the Company's private medical expenses insurance arrangements for the time being in force on the appropriate scale.
9.1.2pay for the benefit of the Executive subscriptions to the Company's life insurance arrangements for the time being in force; and
9.1.3pay for the benefit of the Executive subscriptions to the Company's income protection insurance arrangements for the time being in force.
9.2The Company reserves the right at any time to withdraw such benefits or to amend the terms upon which they are provided.
9.3Eligibility to join, continued coverage under and benefits under, any insurance scheme are subject to the rules of the scheme and the terms of any applicable insurance policy from time to time in force and are conditional on the Executive (and where relevant his spouse, civil partner or dependent children) complying with and continuing to comply with and satisfying and continuing to satisfy any applicable requirements of the insurer and the Company being able to obtain and maintain cover in respect of the Executive (and where relevant his spouse, civil partner or dependent children) on commercial terms acceptable to the Company. Copies of these rules and policies and particulars of the requirements (when notified to the Company)
will be provided to the Executive on request.
9.4The Company will not have any liability to provide or pay any benefit or compensation to the
Executive or his spouse, civil partner, or dependent children under any insurance scheme unless it receives payment of the benefit from the insurer or take any action to enforce the provision of such benefits in circumstances where the scheme provider refuses for any reason whatsoever to provide any benefits to the Executive or where applicable his spouse, civil partner, or dependent children.
10.HOLIDAY
10.1Flutter’s holiday year runs from 1 January to 31 December. The Company operates a policy of Uncapped Holiday. The Executive will accrue holiday in accordance with the Working
Time Regulations 1998 in each holiday year in addition to the normal bank and public holidays applicable in England and Wales (pro rata if you work less than an FTE) (“Basic
Holiday Entitlement”). In addition to this, the Executive will be entitled to uncapped paid holiday as per the Uncapped Holiday Allowance policy, a copy of which can be found on the
Hub.
10.2The Executive will accrue holiday monthly throughout the holiday year. If the Executive's employment starts part way though the holiday year his Basic Holiday Entitlement will be calculated on a pro rata basis.
10.3The times at which the Executive takes his holiday must be agreed in advance by the CEO of
Flutter.
10.4The Executive cannot carry forward any holiday from one holiday year to the next unless he has been prevented from taking it in the relevant holiday year by one of the following: a period of sickness absence or statutory maternity/ paternity/ adoption/ parental or shared parental leave, in which case he will be allowed to carry over any unused statutory entitlement under the
Working Time Regulations 1998. In the case of sickness absence, carry over is limited to four weeks' holiday per year less any leave taken during the holiday year that has just ended and any such leave that is not taken within 18 months will be lost.
10.5Upon termination of the Executive's employment his holiday for that holiday year will be calculated in accordance with your statutory entitlement under the Working Time Regulations
1998. The Executive will be paid for any accrued but untaken leave. Any paid holidays taken
(including bank holidays) shall be deemed to have been taken in satisfaction of the Executive's statutory entitlement. If either party has served notice to terminate the employment, the
Company may require you to take any accrued but unused statutory holiday entitlement during the notice period and any accrued but unused Statutory holiday entitlement shall be deemed to be taken during any period of garden leave.
10.6The Company reserves the right to amend the terms of the holiday entitlement at its discretion.
11.SICKNESS AND OTHER INCAPACITY
11.1Subject to the Executive's compliance with the Company's policy on notification and certification of periods of absence from work, the Executive will be paid in accordance with the Company sick pay policy.
11.2The Executive will not be paid during any period of absence from work (other than due to holiday, sickness, injury, or other incapacity) without the prior permission of the Board.
11.3The Executive agrees that he will undergo a medical examination by a doctor appointed by the Company at any time (provided that the costs of all such examinations are paid by the
Company). The Executive agrees that the Company will be entitled to receive a copy of any report produced in connection with all such examinations and to discuss the contents of the report with the doctor who produced it.
12.OTHER INTERESTS
12.1Subject to clauses 12.2 and 12.3, during the Employment the Executive will not (without the
Board's prior written consent) be directly or indirectly engaged, concerned or interested in any other business activity, trade or occupation.
12.2Notwithstanding clause 12.1, the Executive may hold for investment purposes an interest (as defined by section 820 Companies Act 2006) of up to 3 per cent in nominal value or (in the case of securities not having a nominal value) in number or class of securities in any class of securities listed on or dealt in a Recognised Investment Exchange, provided that the company which issued the securities does not carry on a business which is similar to or competitive with or a supplier to any business for the time being carried on by any Group Company. The
Executive shall notify all such interests to the Company's secretarial office.
12.3The Executive shall be entitled to be appointed as a non-executive director of another business or company not associated, in competition or conducting business with any Group Company, where such appointment does not adversely affect the performance of the duties expressly or implicitly imposed on or to be performed by the Executive pursuant to this Agreement. The acceptance by the Executive of any such appointment is subject to the prior written agreement of the CEO of Flutter, which has already been given in respect of currently Booking.com insurance board, Governor at The Ryleys School, Sara Davison Global Enterprises and the 1837
Society. Remuneration or fees received with respect to appointments subject to this paragraph shall be the property of the Executive.
13.SHAREHOLDING POLICY
13.1The Executive shall be required to acquire and retain Flutter shares having a market value of at least one times his total annual salary from time to time. The Executive shall be allowed five years from the Effective Date to achieve this shareholding requirement and shall retain such shares until the termination of his Employment. Shares which the Executive acquires pursuant to the vesting or exercise of any share option or award granted to him under any share incentive scheme of the Company may be counted towards this shareholding requirement.
14.SHARE DEALING AND OTHER CODES OF CONDUCT
14.1The Executive will comply with all codes of conduct adopted from time to time by the Board
(including without limitation in relation to dealings in securities) and with all applicable rules and regulations of the UK Listing Authority, the Irish Stock Exchange, and any other relevant regulatory bodies.
15.INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY
15.1The Executive will promptly disclose in writing to Flutter full details of any Invention or
Work created during his Employment.
15.2The Executive acknowledges that all Intellectual Property Rights in any Invention or Work
shall automatically belong to such Group Company as the Board shall direct, including but not limited to Flutter, The Sporting Exchange Limited, Power Leisure Bookmakers Ltd or
Belgard Management Ltd (or such other Group Company as the Board may nominate) (the
“IP Owner”), to the fullest extent permitted by law.
15.3The Executive assigns (where relevant by present assignment of future rights) to the IP Owner with full title guarantee:
15.3.1all right, title and interest in the Intellectual Property Rights in any Invention or
Work; and
15.3.2the right to sue (and retain damages and other remedies recovered) for any infringement or unauthorised use of any Intellectual Property Right described in clause 15.3.1, including to the extent occurring before the termination of the
Executive’s Employment,
with effect from the termination of the Executive’s Employment and without any further remuneration or compensation other than that provided for in this Agreement (except as required by law).
15.4To the extent that assignment is not legally possible under clause 15.3, the Executive licenses to the IP Owner (to the extent legally possible) all right, title and interest in the Intellectual
Property Rights in any Invention or Work on a worldwide, perpetual, exclusive, royalty-free and irrevocable basis.
15.5In the absence of an effective assignment or licence under clause 15.3 or clause 15.4, the
Executive shall hold on trust for the IP Owner all Intellectual Property Rights in any Invention
or Work, and any related proceeds.
15.6The Executive unconditionally and irrevocably waives, for each Invention and Work, all moral rights to which he may now or in future be entitled under applicable law from time to time in force anywhere in the world. This waiver is made in favour of the relevant IP Owner and shall extend to:
15.6.1the relevant IP Owner’s licensees, sub-licensees, and assignees of the copyright in any Invention or Work; and
15.6.2the successors in title to that copyright or to the relevant IP Owner’s business.
To the extent that the Executive is not legally able to waive any moral rights, he shall not assert them.
15.7If the relevant IP Owner requests at any time, the Executive shall at the IP Owner’s cost do anything that the IP Owner may reasonably require (including signing any document) to give effect to this Agreement, including to:
15.7.1register or record the transfer of any registered Intellectual Property Rights to the
IP Owner (or its nominee) in any country.
15.7.2apply for and/or obtain a registration for any Intellectual Property Rights in any country.
15.7.3renew, maintain, assert, and defend, including in infringement proceedings, any
Intellectual Property Rights in any country; and
15.7.4assist the IP Owner (or its nominee) in the conduct of any claim, action or proceedings that may be brought by or against the IP Owner and/or any of its
Affiliates relating to the rights assigned or waived under this Agreement
(including relating to any breach by the Executive of this Agreement).
15.8The Executive warrants that:
15.8.1no Invention or Work infringes or incorporates any Intellectual Property Rights owned by a third party.
15.8.2so far as the Executive is aware, the current and planned activities of the
Company do not and will not infringe any Intellectual Property Rights of any third party; and
15.8.3except in the ordinary course of the business of the Company, neither the
Executive nor the Company:
15.8.3.1has licensed or assigned, or is obliged to license or assign, any
Intellectual Property Rights to any third party; or
15.8.3.2has disclosed, or is obliged to disclose, to a third party any confidential information relating to the Company or any of its activities.
15.9If the Executive becomes aware of any infringement or suspected infringement of any
Intellectual Property Rights in any Invention or Work, the Executive will promptly notify
Flutter in writing.
15.10The Executive will not disclose or make use of any Invention, Work or Information without the Company's prior written consent unless the disclosure is necessary for the proper performance of his duties.
15.11The Executive agrees that he will not by his acts or omissions do anything which would or might prejudice the rights of any IP Owner under this clause.
15.12The Executive will not, except in the proper performance of his duties, make copies of any computer files belonging to any Group Company or their service providers and will not introduce any of his own computer files into any computer used by any Group Company in breach of any Group Company policy.
15.13The Executive confirms he: (i) has read and understood; and (ii) agrees to comply with, the
Company's Information Security Acceptable Use Policy, a copy of which is available on the
Company Intranet. The Company may change its Information Security Acceptable Use Policy at any time.
15.14On termination of the Executive’s Employment (for any reason), or at the request of the Board, at any time during the Employment, the Executive agrees to:
15.14.1transfer ownership and control of all IT Systems, Social Media Accounts and any other accounts, used by the Executive to perform the duties of, or to which the
Executive has access as a result of his Employment under this Agreement
(including by providing details of usernames and passwords) to one of Flutter,
The Sporting Exchange Limited, Power Leisure Bookmakers Ltd or Belgard
Management Ltd (or such other Group Company as the Board may nominate);
15.14.2discontinue use any accounts or systems referred to in clause 15.14.1; and
15.14.3do anything, at the Company’s cost, that the Company may require (including signing any document) to give effect to clause 15.14.1.
15.15The Executive acknowledges that, except as provided by law, no further remuneration or compensation other than that provided for in this Agreement is or may become due to the
Executive in respect of his compliance with this clause 15.
15.16Rights and obligations under this clause 15 will continue after the termination of this
Agreement in respect of all Intellectual Property Rights in all Inventions and Works and will be binding on the Executive's personal representatives.
15.17The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to do anything necessary or desirable (including signing any document) for the Company to obtain for itself or its nominee the full benefit of this clause 15. A written statement, signed by any director or the secretary of the Company, that any instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that that is the case so far as any third party is concerned.
16.DISCIPLINARY AND GRIEVANCE PROCEDURES
16.1The Company's disciplinary rules are non-contractual and shall not form part of or be incorporated into the Executive's terms and conditions of employment and may be subject to change from time to time.
16.2A copy of the Company's disciplinary, dismissal and grievance procedures are available on the Company Intranet.
16.3During the Executive's employment, the Executive is responsible for ensuring that he is familiar with the latest versions of the policies relating to discipline, dismissal, and grievance.
Copies of these policies are available on the Intranet or from the HR department.
17.TERMINATION
17.1Either party may terminate the Executive's employment in accordance with clause 1.3.
17.2The Company may, in its sole discretion, also terminate the Executive's employment with immediate effect in accordance with this clause 17.2, by giving notice of its intention to pay the Executive a sum in lieu of notice ("Payment in Lieu of Notice") equal to the basic salary
(calculated by reference to the Executive's basic salary at the date of termination) together with pension contributions and other benefits that would normally be paid for the notice period referred to a clause 1.3 if notice had been given (or, if notice has already been given, during the remainder of the notice period) ("Relevant Period"). The Executive may, in addition to receiving the Payment in Lieu of Notice, be entitled to a pro rata bonus for the year in which termination occurs if the Remuneration Committee so decides. If the Remuneration
Committee awards a bonus for this period, it will be paid this at the same time as bonuses for the year are paid to other executives.
17.3The Payment in Lieu of Notice shall be paid within one month of the date of termination of the Executive's employment and shall be paid net of tax and subject to such deductions as may be required by law. The Payment in Lieu of Notice shall be made in settlement of any claims the
Executive may have against the Company or any Group Company in relation to notice.
17.4As an alternative to the Payment in Lieu of Notice being paid in a lump sum, the Company may pay it in equal monthly instalments from the date on which the Executive's employment terminates until the end of the Relevant Period.
17.5If the Executive commences alternative employment at a basic annual salary of at least
£50,000, for each month that instalments of the Payment in Lieu of Notice remain payable, the amount calculated in accordance with clause 17.2 (as is attributable to each monthly instalment of the Payment in Lieu of Notice) shall be reduced by such sum as is equal to
1/12th of the basic salary in excess of £50,000 the Executive is entitled to receive from the alternative employment.
17.6Any entitlement that the Executive has or may have under any share incentive plan or annual bonus plan shall be determined in accordance with the rules of the relevant plan and shall not be affected by the Executive's receipt of the Payment in Lieu of Notice.
17.7In consideration for the Payment in Lieu of Notice the Executive agrees to remain bound by the covenants contained in clauses 19 and 20 of this Agreement.
17.8For the avoidance of doubt, the Executive will not be entitled to receive any payment in addition to the Payment in Lieu in respect of any holiday entitlement that would have accrued during the period for which the Payment in Lieu is made.
17.9The Company may also terminate the Employment immediately and with no liability to make any further payment to the Executive (other than in respect of amounts accrued due at the date of termination) if the Executive:
17.9.1commits any serious or repeated breach of any of his obligations under this
Agreement or his Employment.
17.9.2is guilty of serious misconduct which, in the Board's reasonable opinion, has damaged or may damage the business or affairs of the Company or any other
Group Company.
17.9.3is guilty of conduct which, in the Board's reasonable opinion, brings or is likely to bring himself, the Company or any other Group Company into disrepute.
17.9.4is convicted of a criminal offence (other than a road traffic offence not subject to a custodial sentence).
17.9.5is disqualified from acting as a director of a company by order of a competent court; or
17.9.6is declared bankrupt or has a receiving order made against him or he makes any general composition with his creditors or takes advantage of any statute affording relief for insolvent debtors.
This clause shall not restrict any other right the Company may have (whether at common law or otherwise) to terminate the Employment summarily and any delay by the Company in exercising its rights under this clause shall not constitute a waiver of those rights.
17.10The Company may also terminate the Employment immediately by giving written notice to the Executive if the Executive is unable (whether due to illness or otherwise) properly and effectively to perform his duties under this Agreement for a period or periods totalling 180 days in any period of 365 days.
17.11The Company may terminate the Employment pursuant to clause 17.2 even when, as a result, the Executive would or may forfeit any entitlement to benefit under the permanent health insurance arrangements referred to in clause 9 or to sick pay under clause 11 save that the
Company will not terminate the Employment solely on grounds of the Executive’s ill health where such an entitlement or benefit would be forfeited.
17.12On termination of the Employment for whatever reason (and whether in breach of contract or otherwise) the Executive will:
17.12.1immediately deliver to the Company all books, documents, papers, laptop(s), mobile device(s), computer records, computer data, credit cards, and any other property relating to the business of or belonging to the Company or any other
Group Company which is in his possession or under his control. The Executive is not entitled to retain copies or reproductions of any documents, papers or computer records relating to the business of or belonging to the Company or any other Group Company.
17.12.2immediately resign from any office he holds with the Company or any other
Group Company (and from any related trusteeships) without any compensation for loss of office. Should the Executive fail to do so he hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do anything to give effect to his resignation from office;
and
17.12.3immediately pay to the Company or any other Group Company all outstanding loans or other amounts due or owed to the Company or any Group Company. The
Executive confirms that, should he fail to do so, the Company is to be treated as authorised to deduct from any amounts due or owed to the Executive by the
Company (or any other Group Company) a sum equal to such amounts.
17.13The Executive will not at any time after termination of the Employment represent himself as being in any way concerned with or interested in the business of, or employed by, the
Company or any other Group Company.
18.SUSPENSION AND GARDENING LEAVE
18.1Where notice of termination has been served by either party whether in accordance with clause
1.3 or otherwise, the Company shall be under no obligation to provide work for or assign any duties to the Executive for the whole or any part of the relevant notice period and may require him:
18.1.1not to attend any premises of the Company or any other Group Company; and/or
18.1.2to resign with immediate effect from any offices he holds with the Company or any other Group Company (and any related trusteeships); and/or
18.1.3to refrain from business contact with any customers, clients or employees of the
Company or any Group Company; and/or
18.1.4to take any holiday which has accrued under clause 10 during any period of
“garden leave” under this clause 18.1.
18.2The provisions of clause 12.1 shall remain in full force and effect during any period of “garden leave” under this clause 18.1. The Executive will also continue to be bound by the same obligations as were owed to the Company prior to commencement of the "garden leave"
including duties of good faith and fidelity and remain available to perform such duties (if any)
when called upon by the Company to do so during any period of “garden leave” under clause
18.1.
18.3Any period of “garden leave” under clause 18.1 shall be on full salary and contractual benefits but, for the avoidance of doubt, the Executive shall not be entitled to any annual bonus in relation to such period.
18.4The Company may suspend the Executive from the Employment during any period in which the Company is carrying out a disciplinary investigation into any alleged acts or defaults of the Executive. Such suspension shall be on full salary and contractual benefits but, for the avoidance of doubt, the Executive shall not be entitled to any annual bonus in relation to such period. During any period of such suspension:
18.4.1the provisions of clause 12 shall remain in full force and effect.
18.4.2the Executive shall remain available to perform such duties (if any, including but not limited to co-operating with any such investigation) when called upon by the
Company to do so; and
18.4.3the Executive will continue to be bound by the duties owed to the Company prior to the period of suspension including obligations of good faith and fidelity.
19.RESTRAINT ON ACTIVITIES OF EXECUTIVE AND CONFIDENTIALITY
19.1The Executive will keep secret and will not at any time (whether during the Employment or thereafter) use for his own or another's advantage, or reveal to any person, firm, company, or organisation, and shall use his reasonable endeavours to prevent the publication or disclosure of, any Confidential Information concerning the business or affairs of the Company or any
Group Company or any of its or their customers.
19.2The restrictions in this clause shall not apply:
19.2.1to any disclosure of information which is already in the public domain otherwise than by breach of this Agreement.
19.2.2to any disclosure of information which was known to, or in the possession of, the
Executive prior to his receipt of such information from the Company or any
Group Company whenever so received.
19.2.3to any disclosure of information which has been conceived or generated by the
Executive independently of any information or materials received or acquired by the Executive from the Company or any Group Company.
19.2.4to any disclosure or use authorised by the Board or required by the Employment or by any applicable laws or regulations, including, without limitation, to any disclosure required for patent purposes provided that the Executive promptly notifies the Company when any such disclosure requirement arises to enable the
Company to take such action as it deems necessary, including, without limitation, to seek an appropriate protective order and/or make known to the appropriate government or regulatory authority or court the proprietary nature of the
Confidential Information and make any applicable claim of confidentiality with respect hereto;
19.2.5to prevent the Executive from using his own personal skill, experience, and knowledge in any business in which he may be lawfully engaged after the
Employment is ended; or
19.2.6to prevent the Executive making a protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.
19.3All Confidential Information and Copies shall be the property of the Company or relevant
Group Company and on termination of the Executive’s Employment (for any reason), or at the request of the Board, at any time during the Employment, the Executive shall:
19.3.1hand over all Confidential Information or Copies to Board.
19.3.2irretrievably delete any Confidential Information (including any Copies) stored on any magnetic or optical disk or memory, including personal computer networks, personal e-mail accounts or personal accounts on websites, and all matter derived from such sources which is in his possession or under his control outside the premises of the Group; and
19.3.3provide a signed statement that he has complied fully with his obligations under this clause 19 and allow the Company's IT department access to such personal devices to ensure all Company Data is deleted from such device and/or will demonstrate to the reasonable satisfaction of the Company's IT department that all such data has been deleted..
19.4During the Employment, the Executive shall not, other than in accordance with his duties, make or issue any press, radio or television statement or publish or submit for publication any letter or article (which shall include any publication on social media) relating directly or indirectly to the business or affairs of the Company or any Group Company its or their officers, directors or employees or the Employment or its termination.
20.POST-TERMINATION COVENANTS
20.1For the purposes of this clause 20 the term "Termination Date" shall mean the date of the termination of the Employment howsoever caused.
20.2To protect the confidential information, trade secrets and business connections of the
Company and any Group Company to which the Executive has access because of the
Employment, the Executive covenants with the Company (for itself and as trustee and agent for each other Group Company) that he shall not, whether directly or indirectly, on his own behalf or on behalf of or in conjunction with any other person, firm, company, or other entity:
20.2.1for the period of (subject to Clause 20.5 below) twelve months following the
Termination Date be employed engaged or interested in, or carry on or set up for his own account or for or with any other person or entity, whether directly or indirectly, (or be a director of any company engaged in), any activity in a
Relevant Area which is or is preparing to be in competition with any business of the Company or any other Group Company either being carried on by such company at the Termination Date or in respect of which such company is at the
Termination Date preparing to carry on, with which business or preparations to carry on business the Executive was concerned or connected at any time during the period of 12 months immediately prior to the Termination Date;
20.2.2for the period of (subject to Clause 20.5 below) twelve months following the
Termination Date be employed, engaged, or interested in, or act as adviser, consultant, or lobbyist to or for, whether directly or indirectly, (or be a director
of) any of the following companies:
[***]
20.2.3for the period of (subject to Clause 20.5 below) twelve months following the
Termination Date canvass or solicit in competition with the Company or any other Group Company the custom of any person or entity who at any time during the period of 12 months immediately prior to the Termination Date was a customer or supplier of, or in the habit of dealing with, the Company or (as the case may be) any other Group Company and in respect of which the Executive had access to confidential information or with whose custom or business the
Executive was personally concerned;
20.2.4for the period of (subject to Clause 20.5 below) twelve months following the
Termination Date entice or try to entice away from the Company or any other
Group Company any employee, director, officer, agent, consultant or associate of such a company who is employed or engaged in an executive, technical, professional or senior managerial capacity and with whom the Executive dealt personally, had contact with or managerial responsibility for at any time during the period of 12 months immediately prior to the Termination Date provided that this sub clause shall not apply to any employee whose basic salary is less than
£40,000 (or Euro equivalent) per annum as at the date of this Agreement;
20.3For this clause 20:
"Relevant Area" means any country in which the Executive has been involved or concerned with the relevant activity or business of the Company or any Group Company; and
"Related Company" means in relation to the named company, any holding company or subsidiary of such named company or any subsidiary of such holding company (where holding company and subsidiary have the meanings ascribed to them by Section 1159 of the
Companies Act 2006).
20.4Each of the paragraphs contained in clause 20.2 constitutes entirely separate and independent covenants. If any covenant is found to be invalid this will not affect the validity or enforceability of any of the other covenants.
20.5The period during which the restrictions referred to in clauses 20.2.1, 20.2.2, 20.2.3, and
20.2.4 inclusive shall apply following the Termination Date shall be reduced by the amount of time during which, if at all, the Company places the Executive on “garden leave” under the provisions of clause 18.1.
20.6The Executive agrees that if, during either the Employment or the period of the restrictions set out in clauses 20.2.1, 20.2.2, 20.2.3, and 20.2.4 inclusive (subject to the provisions of clause 20.5), he receives a written offer of employment or engagement, he will provide a copy of clause 20 to the offeror as soon as is reasonably practicable after receiving the offer and will inform the Company of the identity of the offeror as soon as possible after the offer is accepted.
20.7Any benefit given or deemed to be given by the Executive to any Group Company under the terms of this clause 20 is received and held on trust by the Company for the relevant Group
Company. The Executive will enter appropriate restrictive covenants directly with other
Group Companies if asked to do so by the Company.
20.8The Executive hereby undertakes with the Company (for itself and as trustee and agent for each Group Company) that he will not at any time after the Termination Date:
20.8.1engage other than as a private consumer in any trade or business or be associated with any person, firm or company engaged in any trade or business using the
Company or any Group Company in its trading or company name; and/or
20.8.2while carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or any Group Company or for the purpose of carrying on or retaining any business or custom, claim, represent; and/or
20.8.3make any untrue, derogatory, or misleading remarks about the Company, any
Group Company or its or their officers, agents, employees, or clients.
21.WAIVER OF RIGHTS
21.1If the Employment is terminated by either party and the Executive is offered re-employment by the Company (or employment with another Group Company) on terms no less favourable in all material respects than the terms of the Employment under this Agreement, the Executive shall have no claim against the Company in respect of such termination.
22.PAYMENT CARD INDUSTRY DATA SECURITY STANDARD
22.1The Company is required to comply with the Payment Card Industry Data Security Standard
(“PCI DSS”) to continue to process credit and debit card information. PCI DSS details several information security requirements relating to the collection, handling, storage, and protection of cardholder data.
22.2The Company must ensure that all staff who, as part of their role, handle or process cardholder data explicitly agree to adhere to the Company's Corporate Information Security Policy (“CIS
Policy”). This ensures that the Company is compliant with protecting customer data and operates effectively and securely.
22.3By agreeing to the terms of this Agreement, the Executive is agreeing to adhere to the terms of the CIS Policy. Failure to comply with the CIS Policy may result in disciplinary action.
Where explicitly relevant to the Executive's role, further details on his responsibilities, and guidance on how to adhere to the CIS Policy can be found in his job description and the CIS
Policy itself (available on the Company Intranet).
23.DATA PROTECTION & MONITORING OF COMMUNICATIONS
23.1The Company will collect and process information relating to the Executive in accordance with the privacy notice
23.2The Company has adopted a policy of monitoring employees' use of telephones, email, internet, text, and Instant Messaging on a regular basis (including during any notice period, if applicable) and to monitor and record logging and traffic information as well as actual content
(including the content of personal email and internet sites visited). Monitoring is carried out for various business purposes including but not limited to the following:
23.2.1to ensure employees who deal with customers on the telephone conduct themselves in a professional and consistent manner and in a way that meets the quality standards of the organisation.
23.2.2to identify whether there is a need for training, or further training, of employees, particularly those who communicate with customers by telephone or email.
23.2.3to gain access to telephone or e-mail messages relevant to the business whilst an employee is absent from work for example on holiday or off sick.
23.2.4to check e-mails, e-mail attachments and Instant Messaging dialogues for offensive material.
23.2.5to guard against computer viruses.
23.2.6to make sure that employees are not using the Company's telephones, e-mail or
Instant Messaging system for purposes that are prohibited in the Company's policies or rules; and
23.2.7otherwise in connection with any disciplinary or regulatory investigation.
Monitoring is only carried out to the extent permitted or as required by law and as necessary and justifiable for business purposes. The Executive therefore consents to the interception and monitoring by the Company of the telephone calls he makes or receives, his incoming and outgoing email messages, incoming and outgoing text and/or instant messages on any
Company mobile telephone and the internet sites he accesses during his work. Full details of the Information Security Acceptable Use Policy and the rules are available on the Company
Intranet.
23.3All documents, communications and other files created, sent, or received on email or through the internet or intranet are the Company’s property.
23.4Upon request by the Company, the Executive must give the Company access to his Company telephone, PC, laptop, or other electronic device(s) provided by the Company. Failure to comply with such a request will be regarded as a serious breach by the Executive and may result in disciplinary action being taken against him, including dismissal without notice or pay in lieu of notice.
24.CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
24.1No party other than the parties to this Agreement shall have any benefit or the right to enforce any term of this contract under the Contracts (Rights of Third Parties) Act 1999. However, this does not affect any rights conferred by this Agreement on any Group Companies or any other persons referred to in this Agreement. For the avoidance of doubt, the application of the
Contracts (Rights of Third Parties) Act 1999 is specifically excluded from this Agreement.
25.COUNTERPARTS
25.1This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this agreement by e-mail or fax shall be as effective as delivery of a manually executed counterpart of this agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.
26.MISCELLANEOUS
26.1Each of the provisions of this Agreement is severable.
26.2If and to the extent that any provision of this Agreement:
26.2.1is held to be, or becomes, invalid or unenforceable under the law of any jurisdiction; but
26.2.2would be valid, binding, and enforceable if some parts of the provision were deleted or amended, then the provision shall apply with the minimum modifications necessary to make it valid, binding and enforceable and neither the validity or enforceability of the remaining provisions of this Agreement, nor the validity or enforceability of that provision under the law of any other jurisdiction, shall in any way be affected or impaired as a result of this clause
26.2.
26.3This Agreement and any other documents referred to in this Agreement, constitutes the entire agreement and understanding between the parties, and the Executive agrees with the Company
(for itself and for and on behalf of each other relevant Group Company) that they supersede all other agreements both oral and in writing between the Company or any other Group
Company and the Executive (other than those expressly referred to herein). The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or expressly referred to in it as forming part of the Executive's contract of employment.
26.4The Executive represents and warrants to the Company that he will not by reason of entering the Employment, or by performing any duties under this Agreement, be in breach of any terms of employment with a third party whether express or implied or of any other obligation binding on him and that he is not subject to any restrictions which prevent him from holding office as a director of the Company or any Group Company.
26.5Any notice to be given under this Agreement to the Executive may be served by being handed to him personally or by being sent by recorded delivery first class post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office for the time being.
Any notice served by post shall be deemed to have been served on the day (excluding
Sundays and public and bank holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.
26.6Reference to any statutory provisions includes any modifications or re-enactments of those provisions.
26.7This Agreement is governed by and shall be interpreted in accordance with the laws of
England and the parties to this Agreement submit to the exclusive jurisdiction of the English
Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement and any non-contractual obligations arising out of or in connection with this Agreement.
26.8Any delay by the Company in exercising any of its rights under this Agreement will not constitute a waiver of such rights.
26.9There are no collective agreements which directly affect the Executive’s terms and conditions of employment.
27.DECLARATION
27.1The Executive confirms that he has read, understood, and accepts the terms and conditions of employment as detailed in this Agreement. The Executive undertakes to read the Company
Policies (as available on the Intranet) and agrees that he will abide by all such policies. The
Executive agrees that any breach of the provisions of the Company Policies may be a breach of the Terms and Conditions of Employment.
27.2By signing this Agreement, the Executive accepts the Employment on the terms stated above, this Agreement being in substitution for all previous contracts and understandings with the
Company.
28.DEFINITIONS AND INTERPRETATION
28.1In this Agreement:
28.1.1any reference to an English legal term for any legal concept shall, in respect of any other jurisdiction, include a reference to the term that most nearly approximates to the English legal term in that jurisdiction.
28.1.2any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and
28.1.3unless the context otherwise requires, words in the singular shall include the plural and, in the plural, shall include the singular.
28.2In this Agreement the following expressions have the following meanings:
"Anti-Tax Evasion Laws"means Part 3 of the UK Criminal Finances Act 2017
(Corporate Offence of Failure to Prevent Facilitation
of Tax Evasion) any guidance, rules, or regulations
thereunder or any similar laws or regulations in any
other jurisdiction.
“Board”means the board of directors of the Company or Flutter
Entertainment plc (or its successor company from time
to time), or a duly constituted committee of the board
of directors of the Company or Flutter Entertainment
plc (or its successor company from time to time).
"Confidential Information"means any information relating to the Company or any
Group Company including information relating
to: (a) Intellectual Property Rights.
(b)proprietary technology including the patent
pending business model and application
software.
(c)products,operations,processes,plans,
intentions, product information.
(d)customer lists and data and customer related
information.
(e)betting patterns, general business practice.
(f)employee information, contact information.
(g)payment terms, marketing opportunities or
plans.
(h)technical data.
(i)financial information, management systems,
database information.
(j)agreements in effect or under negotiation.
(k)proposed alliances, business strategies or
business affairs of the Company, any Group
Company or any of its or their subcontractors.
(l)suppliers, customers, clients, or other contacts.
(m)any other commercial information relating to
the Company or any Group Company which is
expressed either verbally or in writing to be
confidential; and
(n)any other information concerning the
confidential affairs of the Company, or any
Group Company received or acquired by the
Executive from the Company or any Group
Company in pursuance of his duties under this
Agreement.
“Copies”means copies or records of any Confidential
Information in whatever form (including, without
limitation, in written, oral, visual, or electronic form or
on any magnetic or optical disk or memory and
wherever located) including, without limitation,
extracts, analysis, studies, plans, compilations or any
other way of representing or recording and recalling
information which contains, reflects, or is derived or
generated from Confidential Information;
"Employment"means the Executive's employment in accordance with the terms and conditions of this Agreement;
“Group Company”means the Company, any holding company from time to time of the Company or any subsidiary or associated
company from time to time of the Company or of any
such holding company (for which purpose “holding
company” and “subsidiary” have the meanings
ascribed to them by Section 1159 of the Companies
Act 2006 and “associated company” means any
company which any such holding company or
subsidiary holds or controls more than 20 per cent. of
the equity share capital);
“Group”means the Company and every Group Company
wherever registered or incorporated;
“Intellectual Property Rights”means:
(a)patents, utility models and rights in Inventions.
(b)rights in each of know-how, confidential
information, and trade secrets.
(c)trademarks, service marks, rights in logos,
trade names, rights in each of get-up and trade
dress, rights to sue for passing off (including
trademark-related goodwill), rights to sue for
unfair competition, and domain names.
(d)copyright, moral rights, database rights, rights
in designs, and semiconductor topography
rights.
(e)any other intellectual property rights; and
(f)all rights or forms of protection, subsisting now
or in the future, having equivalent or similar
effect to the rights referred to in paragraphs (a)
to (e) above,
in each case: (i) anywhere in the world; (ii) whether
unregistered or registered (including, for any of them,
all applications, rights to apply and rights to claim
priority) and (iii) including, in respect of any of them,
all divisionals, continuations, continuations-in-part,
reissues, extensions, re-examinations and renewals;
“Invention”means any invention, idea, discovery, development, process, know-how or secret, whether patentable (or
otherwise registrable as an Intellectual Property Right)
or not, that the Executive (alone or with others) creates
or develops or has created or developed during his
Employment, whether as part of his normal duties, or
other duties assigned to her, whether during normal
working hours, and whether performed at his normal
place of work;
“IT Systems”means information and communications technologies, including hardware, software, networks, interfaces,
key fobs, and cards, in each case used by a Group
Company;
“Recognised Investment Exchange” has the meaning in Section 285 of the Financial
Services and Markets Act 2000;
“Social Media Accounts”means all accounts for all forms of social media relating to a Group Company. This includes Facebook,
LinkedIn, Twitter, and all other social networking sites,
for business purposes as well as personal use that may
affect a Group Company in any way;
“Work”means any model, design, plan, drawing, document,
report, software, recording, graphic, logo,
typographical arrangement, film, photograph, or any
other work or material, in each case in any medium
(including hard copy or electronic form), that the
Executive (alone or with others) creates or develops or
has created or developed during his Employment,
whether as part of his normal duties, or other duties
assigned to her, whether or not during normal working
hours, and whether or not performed at his normal
place of work; and
“Working Hours”has the meaning given to it by clause 4.5.
THIS AGREEMENT has been signed on behalf of the Company and executed and delivered as a deed by the Executive on the date set out at the beginning.
Phil Bishop
SIGNED by .)

for and on behalf of HESTVIEW LIMITED)	/s/ Phil Bishop

EXECUTED AND DELIVERED as a) Deed by IAN BROWN in the) presence of:)	/s/ Ian Brown

Witness: Signature: Name: Address:	/s/ Shelley Christina Brown

Shelley Christina Brown
Crossfield, Priest Lane, Mottram St Andrew, Sk10 4QL